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                                                                    Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS




           We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2002 in the Registration Statement of Levcor International, Inc. for the registration of 2,786,972 shares of its common stock









                                                     Friedman Alpren & Green LLP



New York, New York
November 19, 2002